UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2023 (September 15, 2023)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2023, Carl C. Icahn, including entities controlled by Carl C. Icahn and his associates and related affiliate entities (collectively, the “Icahn Group”) notified Newell Brands Inc. (the “Company”) that the Director Appointment and Nomination Agreement, dated as of March 18, 2018 between the Icahn Group and the Company (as amended April 23, 2018 and February 8, 2023, the “Nomination Agreement”), is terminated in all respects (the “Notification Letter”). The Company accepted and agreed to such termination.

Effective September 15, 2023, Gaoxiang (Gary) Hu and David Willetts resigned from the Board of Directors (the “Board”) of the Company. Their resignations were not due to any disagreement with the Company.

The foregoing summary is qualified in its entirety by reference to the Notification Letter, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Board has voted to reduce the size of the Board to nine members effective immediately.

Item 9.01	Exhibits.

(d) Exhibits

99.1	Notification Letter, dated September 16, 2023, from the Icahn Group to Newell Brands Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: September 18, 2023	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary